Exhibit 99.1

Earnings Release
58-68 Exchange St. Binghamton, New York 13901

For Further Information, Contact: Rexford C. Decker Senior Vice President & CFO (607) 779-2320 Website: www.bsbbank.com

BSB Bancorp, Inc. Announces First Quarter Net Income of $3.9 Million

BINGHAMTON, N.Y.—April 24, 2003— BSB Bancorp, Inc. (NASDAQ:BSBN), the bank holding company for BSB Bank & Trust Company, a diversified financial services organization serving the Southern Tier and Central New York regions with total assets of approximately $2.1 billion, today announced financial results for the first quarter 2003.

Highlights: Quarter Ended March 31, 2003

■	Residential loans grew 18.8% from December 31, 2002
■	Allowance for loan losses to non-performing loans ratio improved to 149.1% from 125.0% at December 31, 2002 and 92.4% at March 31, 2002

BSB’s net income for the quarter ended March 31, 2003 was $3.9 million or $0.41 per diluted share, compared to net income of $4.0 million or $0.41 per diluted share for the fourth quarter of 2002 and $5.0 million or $0.51 per diluted share for the first quarter of 2002.

BSB had another strong quarter of residential loan growth with originations of $86.9 million for the quarter. The total residential loan portfolio grew to $392.6 million at March 31, 2003, an increase of $62.2 million or 18.8 percent from $330.3 million at December 31, 2002, as well as an increase of $157.9 million or 67.3 percent from $234.7 million at March 31, 2002.

Howard W. Sharp, President and Chief Executive Officer, stated “This strong growth in residential real estate lending continues to improve the mix of the loan portfolio. These loans help offset the planned runoff of higher-risk commercial and industrial loans. The historically low interest rate environment continues to support a broad-based refinancing market. In addition, it is stimulating an improved construction and resale market in Binghamton and Syracuse. In turn, purchases as well as the refinances are growing. The pipeline of new mortgage applications remains strong. The bi-weekly and 15-year mortgage products have been especially well received. These particular loans provide the additional benefit of enabling the development of broader customer relationships. For example, approximately 28 percent of new mortgage customers in the first quarter of 2003 opened checking accounts with BSB.”

BSB also had strong first quarter commercial real estate loan growth, as the portfolio grew to $157.0 million at March 31, 2003, an increase of $10.0 million or 6.8 percent from $147.0 million at December 31, 2002. For the first quarter 2003, total commercial real estate loan originations were $16.8 million. The total commercial real estate portfolio at March 31, 2003 was up by $32.6 million or 26.2% from $124.4 million at March 31, 2002.

Commercial and industrial loans at March 31, 2003 totaled $478.8 million or 34.3 percent of the total loan portfolio compared to $492.2 million or 36.5 percent of the total loan portfolio at December 31, 2002 and $668.4 million or 48.5 percent of the total loan portfolio at March 31, 2002.

Mr. Sharp also noted, “ BSB continues to devote resources toward building its presence in the greater Syracuse market, which now accounts for approximately one-half of the loan portfolio and one-third of core retail deposits.

We continually evaluate opportunities for further expansion in the Syracuse area. Just this week, a check and item processing center was opened at the East Fayette Street office in downtown Syracuse. The expansion provides 15 additional jobs in the city and represents an investment of more than $1.5 million in new technology and for the refurbishing of space. BSB’s movement of this operation “in-house” is expected to save about $200,000 annually, and it also will enable us to offer new services. In addition, the East Fayette Street location, which serves as BSB’s Central New York “headquarters”, provides the area with a nucleus of experienced officers, recently added to staff, specializing in Commercial Banking, Cash Management and Government Banking.”

Net interest income was $18.5 million for the first quarter of 2003 compared to $19.3 million in the fourth quarter of 2002, as average earning assets declined by $50.4 million from the fourth quarter 2002 to the first quarter 2003. Also contributing to the decline in net interest income was a decrease in net interest margin of 7 basis points. Average earning assets for the first quarter of 2003 were $27.6 million less than for the first quarter of 2002 and the net interest margin declined from 4.09% to 3.79% for these comparative quarters. For similar reasons, there was a decline in net interest income from $20.2 million for the first quarter of 2002 to the current quarter’s level of $18.5 million.

In the first quarter of 2003, non-interest income of $3.3 million includes the first full quarter of income from bank owned life insurance of approximately $247,000, purchased in December 2002. Non-interest income for the fourth quarter of 2002 was $6.6 million and included a $3.1 million net gain on the sale of two Elmira, New York area branches and a $636,000 net gain on the repurchase of trust preferred securities. The results of the first quarter 2003 also included net security gains of $329,000 compared to $22,000 in the fourth quarter 2002. Non-interest income for the first quarter 2002 was $4.8 million and included a $1.8 million net gain on the sale of the Bank’s credit card portfolio and net security gains of $81,000.

Total operating expense for the first quarter of 2003 was $12.1 million, an increase of $340,000 or 2.9% when compared to the fourth quarter of 2002 and $219,000 or 1.8% higher than the first quarter of 2002. Total salaries, pension and other employee benefits increased approximately $405,000 over the fourth quarter of 2002 while all other operating expenses declined approximately $65,000. The increase in salaries, pension and other employee benefits was the result of increases in pension costs of $107,000, employee health insurance costs of $66,000, salary costs of $90,000 (mainly due to merit increases), the timing of unemployment insurance payments and other benefit cost increases. When comparing the first quarter 2003 operating expense increase over the first quarter 2002, salaries, pensions and other employee benefit costs were approximately $117,000 higher and the aggregate of all other operating expenses were about $102,000 higher.

The first quarter 2003 provision for loan losses was $4.0 million compared to $9.8 million for the fourth quarter of 2002 and a $5.2 million provision for the first quarter of 2002. Net charge-offs for the quarter were $1.3 million compared to $6.3 million for the fourth quarter of 2002 and $11.2 million for the first quarter of 2002. Loans charged-off can fluctuate from quarter to quarter and the current level of charge-offs should not be considered an indicator of future levels. With the economy in BSB’s primary markets continuing to languish and the level of problematic loans that still remain in the portfolio, the provision for loan losses in upcoming quarters may increase rather than continue to decline.

Asset quality showed improvement during the quarter as performing loans past due 30-89 days declined to $4.0 million at March 31, 2003 from $6.1 million at December 31, 2002 and from $14.4 million at March 31, 2002. Non-performing loans were $44.2 million at March 31, 2003, down from $50.6 million at December 31, 2002 and $57.1 million at March 31, 2002. The ratio of allowance for loan losses to non-performing loans improved to 149.1% at March 31, 2002 from 125.0% at December 31, 2002 and 92.4% at March 31, 2002. Performing substandard loans increased to $81.3 million ($3.6 million of which were accruing troubled debt restructured loans) from $78.2 million ($12.2 million of which were accruing troubled debt restructured loans) at December 31, 2002. This compares to $99.6 million ($7.6 million of which were accruing troubled debt restructured loans) at March 31, 2002.

The Company plans to conduct a teleconference/webcast on Friday, April 25, 2003 at 11:00 a.m. Eastern Time, during which management will discuss the first quarter financial results. The event can be accessed by telephone, by dialing 877-407-9210 approximately 10 minutes prior to the start. A telephonic replay will be available beginning approximately one hour after the teleconference and it can be accessed by dialing 877-660-6853 and entering the replay account #1628 and conference ID #62965. The live conference can also be accessed at http://www.vcall.com/EventPage.asp?ID=83522. There is no charge to access either event.

Forward-Looking Statements

This news release contains forward-looking statements, including those regarding the projected performance of BSB Bancorp, Inc. These statements constitute forward-looking information, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve significant risks and uncertainties. Actual results may differ materially from any forward-looking information discussed in this news release.

Factors that might cause such differences include, but are not limited to: fluctuations in interest rates, government regulations and economic conditions and competition in the geographic and business areas in which BSB conducts its operations, as well as unanticipated loan losses and other similar conditions affecting the Company’s operations, pricing, products and services.

Except as required by law, BSB disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements in this news release to reflect future events or developments.

For additional information regarding BSB, including a discussion of related risk factors, please refer to BSB’s public filings with the Securities and Exchange Commission which are available online at http://www.sec.gov.

Profile

Headquartered in Binghamton, New York, BSB Bancorp, Inc. provides a broad range of deposit, loan, trust and financial management services to businesses and consumers in Broome, Onondaga, Tioga and Chenango Counties through its subsidiary, BSB Bank & Trust Company. The Bank serves its customers from 20 full-service banking offices, 27 branch-based and 26 off-premise automatic teller machines, and at 12 proprietary banking service locations (StoreTeller®) situated in a large area supermarket chain. In Broome County, the Bank has a market share of total deposits of 32%. More information about BSB can be obtained on the Internet at www.bsbbank.com.

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BSB BANCORP, INC.                                                                                                            (Dollars in Thousands, Except Share and Per Share Data)

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)

	Quarters Ended
	March 31, 2003	December 31, 2002	March 31, 2002
OPERATIONS DATA

Total interest income	$29,401	$31,085	$33,699
Total interest expense	10,896	11,779	13,453
Net interest income	18,505	19,306	20,246
Provision for loan losses	3,968	9,750	5,200
Non-interest income	3,333	6,618	4,849
Operating expense	12,063	11,723	11,844
Income tax expense	1,930	480	3,007
Net income	3,877	3,971	5,044

SELECTED FINANCIAL DATA

Yield on earning assets (1)	6.02%	6.21%	6.81%
Cost of funds (1)	2.54	2.71	3.16
Net interest spread	3.48	3.50	3.65
Net interest margin (1)	3.79	3.86	4.09
Return on average assets (1)	0.77	0.77	1.00
Return on average equity (1)	10.53	10.52	12.74
Equity to assets (2)	6.95	7.32	7.58
Operating expenses to average assets (1)	2.39	2.27	2.34
Efficiency ratio	55.24	51.28	50.86

PER SHARE DATA

Basic earnings	$0.42	$0.42	$0.52
Diluted earnings	$0.41	$0.41	$0.51
Book value	$15.63	$15.78	$16.18
Dividends paid	$0.25	$0.25	$0.25
Dividend payout ratio	58.93%	60.57%	48.00%
(1) Annualized (2) At period ended

	At March 31, 2003	December 31, 2002	March 31, 2002
FINANCIAL CONDITION DATA

Assets	$2,056,251	$2,034,667	$2,057,311
Earning assets	1,985,291	1,952,148	2,001,802
Total loans	1,397,101	1,347,431	1,377,307
Allowance for loan losses	(65,944)	(63,250)	(52,785)
Gross investment securities	583,345	598,853	590,061
Unrealized appreciation on AFS securities	13,555	14,999	1,018
Interest-bearing deposits	1,305,597	1,287,998	1,391,169
Non-interest-bearing deposits	143,282	154,758	138,412
Borrowings	400,524	378,118	328,216
Trust preferred securities	48,000	48,000	30,000
Shareholders’ equity	142,946	148,926	155,865
Non-performing loans	44,217	50,615	57,135
Performing loans, 30-89 days past due	4,020	6,120	14,357
Other real estate owned	2,027	1,532	485
Repossessed assets	1,641	1,577	1,487
Trust assets	257,844	261,689	308,110
Serviced loans	333,576	366,020	444,660

AVERAGE BALANCES

Assets	$2,020,061	$2,062,783	$2,026,079
Earning assets	1,952,094	2,002,529	1,979,647
Total loans	1,363,637	1,331,955	1,436,007
Allowance for loan losses	(65,036)	(59,309)	(59,134)
Gross investment securities	563,025	665,756	508,501
Unrealized appreciation on AFS securities	14,265	15,249	6,264
Interest-bearing deposits	1,288,222	1,301,042	1,357,340
Non-interest-bearing deposits	142,588	156,870	144,276
Borrowings	376,997	402,786	317,471
Trust preferred securities	48,000	35,946	30,000
Shareholders’ equity	147,279	151,006	158,398
Shares outstanding	9,309,002	9,514,115	9,650,367
Diluted shares outstanding	9,412,381	9,611,592	9,882,533

BSB BANCORP, INC.

CONSOLIDATED STATEMENTS OF CONDITION (unaudited)

(In Thousands, Except Share and Per Share Data)	March 31, 2003	December 31, 2002	March 31, 2002

ASSETS
Cash and due from banks	$44,108	$46,912	$52,556
Federal funds sold	—	—	30,000

Cash and cash equivalents	44,108	46,912	82,556

Investment securities available for sale, at fair value	578,607	538,545	564,952
Investment securities held to maturity (estimated fair value of $0, $56,093 and $12,811, respectively)	—	55,373	12,482
Federal Home Loan Bank of New York stock	18,293	19,934	13,645
Loans held for sale	2,783	4,001	3,493
Loans:
Commercial	478,833	492,171	668,383
Consumer	368,689	377,961	349,831
Residential real estate	392,579	330,344	234,725
Commercial real estate	157,000	146,955	124,368

Total loans	1,397,101	1,347,431	1,377,307
Net deferred costs	2,062	1,863	941
Allowance for loan losses	(65,944)	(63,250)	(52,785)

Net loans	1,333,219	1,286,044	1,325,463

Bank premises and equipment, net	15,097	14,545	14,532
Accrued interest receivable	9,363	9,875	10,717
Other real estate owned and repossessed assets	3,668	3,109	1,972
Bank owned life insurance	20,279	20,032	—
Other assets	30,834	36,297	27,499

Total assets	$2,056,251	$2,034,667	$2,057,311

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$1,448,879	$1,442,756	$1,529,581
Borrowings	400,524	378,118	328,216
Other liabilities	15,902	16,867	13,649
Company obligated mandatorily redeemable preferred securities of subsidiaries, holding solely junior subordinated debentures of the Company (“Trust preferred securities”)	48,000	48,000	30,000

Total liabilities	1,913,305	1,885,741	1,901,446

Shareholders’ Equity:
Preferred stock, par value $0.01 per share; 2,500,000 shares authorized; none issued	—	—	—
Common stock, par value $0.01 per share; 30,000,000 shares authorized; 11,683,399, 11,660,726 and 11,608,027 shares issued	117	117	116
Additional paid-in capital	41,992	41,704	40,496
Retained earnings	136,496	134,903	145,371
Accumulated other comprehensive income	8,107	8,970	610
Treasury stock, at cost: 2,539,538, 2,223,430 and 1,976,360 shares	(43,766)	(36,768)	(30,728)

Total shareholders’ equity	142,946	148,926	155,865

Total liabilities and shareholders’ equity	$2,056,251	$2,034,667	$2,057,311

BSB BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months Ended
(In Thousands, Except Per Share Data)	March 31, 2003	December 31, 2002	March 31, 2002

Interest income:
Interest and fees on loans	$22,220	$22,718	$26,318
Interest on federal funds sold	66	3	113
Interest on investment securities	7,089	8,329	7,119
Interest on loans held for sale	26	35	149

Total interest income	29,401	31,085	33,699

Interest expense:
Interest on savings deposits	416	573	649
Interest on time accounts	5,104	5,680	7,414
Interest on money market deposit accounts	1,092	1,166	1,484
Interest on NOW accounts	82	82	261
Interest on borrowings	3,424	3,630	3,036
Interest on trust preferred securities	778	648	609

Total interest expense	10,896	11,779	13,453

Net interest income	18,505	19,306	20,246
Provision for loan losses	3,968	9,750	5,200

Net interest income after provision for loan losses	14,537	9,556	15,046

Non-interest income:
Service charges on deposit accounts	1,225	1,341	1,243
Checkcard interchange fees	359	388	323
Mortgage servicing fees	145	122	212
Fees and commissions-brokerage services	222	168	252
Trust fees	278	329	353
Income from bank owned life insurance	247	32	—
Gain on sale of branch offices, net	—	3,063	—
Gain on sale of securities, net	329	22	81
Gain on sale of credit card portfolio, net	—	—	1,806
Other income	528	1,153	579

Total non-interest income	3,333	6,618	4,849

Operating expense:
Salaries, pensions and other employee benefits	6,503	6,098	6,386
Building occupancy	1,107	1,067	1,080
Advertising and promotion	334	259	174
Professional fees	736	873	509
Data processing costs	1,244	1,280	1,430
Services	752	784	797
Other real estate owned and repossessed asset expenses, net	159	42	166
Other expenses	1,228	1,320	1,302

Total operating expense	12,063	11,723	11,844

Income before income taxes	5,807	4,451	8,051
Income tax expense	1,930	480	3,007

Net Income	$3,877	$3,971	$5,044

Earnings per share:
Basic	$0.42	$0.42	$0.52
Diluted	$0.41	$0.41	$0.51

BSB BANCORP, INC.

NON-PERFORMING ASSETS (unaudited)

(Dollars in Thousands)	March 31, 2003	December 31, 2002	September 30, 2002	June 30, 2002	March 31, 2002

Non-accrual loans:
Commercial loans	$30,078	$34,614	$40,447	$39,420	$31,813
Residential real estate loans	787	616	755	722	842
Commercial real estate loans	821	2,647	4,080	1,219	4,342
Consumer loans	198	288	365	438	—
Troubled debt restructured loans	12,143	12,172	6,219	11,915	19,402

Total non-accrual loans	44,027	50,337	51,866	53,714	56,399
Accruing loans with principal or interest payments 90 days or more overdue	190	278	357	374	736

Total non-performing loans	44,217	50,615	52,223	54,088	57,135

Other real estate owned and repossessed assets	3,668	3,109	4,980	4,872	1,972

Total non-performing assets	$47,885	$53,724	$57,203	$58,960	$59,107

Total non-performing loans to total loans	3.16%	3.76%	3.98%	4.10%	4.15%

Total non-performing assets to total assets	2.33%	2.64%	2.77%	2.86%	2.87%

Note:    Accruing loans classified as troubled debt restructured loans totaled: $3.6 million, $13.8 million, $5.1 million, $4.9 million, and $7.6 million, at March 31, 2003, December 31, 2002, September 30, 2002, June 30, 2002, and March 31, 2002, respectively. The Company does not consider these loans to be non-performing.

BSB BANCORP, INC.

ALLOWANCE AND NET CHARGE-OFFS PER QUARTER (unaudited)

	Quarters Ended
(Dollars in Thousands)	March 31, 2003	December 31, 2002	September 30, 2002	June 30, 2002	March 31, 2002

Average total loans outstanding	$1,363,637	$1,331,955	$1,307,398	$1,365,925	$1,436,007

Allowance at beginning of period	$63,250	$59,754	$56,988	$52,785	$58,829

Charge-offs:
Commercial loans	1,102	7,271	2,285	23,052	10,326
Consumer loans	977	967	1,359	432	1,664
Residential real estate loans	30	17	16	40	15
Commercial real estate loans	208	—	—	1,112	—

Total loan charge-offs	2,317	8,255	3,660	24,636	12,005
Recoveries	1,043	2,001	1,926	2,119	761

Net charge-offs	1,274	6,254	1,734	22,517	11,244

Provision for loan losses	3,968	9,750	4,500	26,720	5,200

Allowance at end of period	$65,944	$63,250	$59,754	$56,988	$52,785

Ratio of net charge-offs to:
Average total loans outstanding (annualized)	0.37%	1.88%	0.53%	6.59%	3.13%
Ratio of allowance to:
Non-performing loans	149.14%	124.96%	114.42%	105.36%	92.39%
Period-end loans outstanding	4.72%	4.69%	4.55%	4.32%	3.83%